Exhibit 99.1

                 DUKE ENERGY REPORTS SECOND QUARTER 2005 RESULTS

     - Reported basic earnings per share of 33 cents in second quarter 2005 versus 46 cents in previous year; 31 cents in ongoing basic EPS versus 42 cents in prior year's quarter

     - Mild weather dampens sales at Franchised Electric and DENA

     - Field Services and International post strong quarter

     - Company on track to meet 2005 EPS incentive target

    CHARLOTTE, N.C., Aug. 3 /PRNewswire-FirstCall/ -- Duke Energy (NYSE: DUK) today reported second quarter 2005 basic earnings per share (EPS) of $0.33, or $309 million in net income, compared to $0.46 per share in second quarter 2004, or $432 million. On a diluted basis, second quarter 2005 earnings were $0.32 per share, compared to $0.45 in second quarter 2004.

    (Logo:  http://www.newscom.com/cgi-bin/prnh/20040414/DUKEENERGYLOGO)
    Ongoing basic EPS for second quarter 2005, which excludes special items, were $0.31 versus $0.42 in second quarter 2004. On a diluted basis, ongoing EPS for second quarter 2005 were $0.30 compared to $0.42 in second quarter 2004.

    "Thanks to a strong performance from Field Services and International, our results are on plan with respect to where we thought we would be at this point in the year. Mild weather hurt sales at our merchant and regulated electric businesses this quarter, but we remain confident that we will be able to achieve our 2005 EPS incentive of $1.60 per share," said Paul Anderson, chairman of the board and chief executive officer. That incentive should track basic ongoing earnings.

    "Looking to full-year results, the weather in July portends a stronger third quarter for Duke Power and Duke Energy North America. Based on transactions expected in the second half, Crescent is poised to meet or exceed last year's results. And International expects to have an exceptional year," he said.

    Anderson added the company's debt reduction efforts in 2004 continue to help Duke Energy in 2005. Second quarter 2005 interest expense was $39 million less than the previous year's quarter.

           Special items impacting basic EPS for the quarter include:

                                                                        2005        2004
                                               Pre-Tax       Tax         EPS         EPS
($ in Millions)                                 Amount      Effect      Impact      Impact
-------------------------------------------   ---------   ---------   ---------   ---------
Second quarter 2005
 - Settlement of positions on
   2005 Field Services' hedges
   that were de-designated                    $      22   $      (8)  $    0.02          --
 - Mark-to-market gain on
   de-designated 2005 Field
   Services' hedges                                   7          (2)         --          --
Second quarter 2004
 - Enron settlement (net of
   minority interest of
   $5 million)                                $     130   $     (46)         --   $    0.09
 - True-up on net gain on
   sale of International Energy
   assets                                            38          (9)         --        0.03
 - California and western U.S.
   energy markets settlement                       (105)         37          --       (0.07)
 - Net losses on asset sales
   (net of minority interest of
   $6 million)                                       (8)          3          --          --
 - Interest related to litigation
   reserve                                          (12)          4          --       (0.01)
Total basic EPS impact                                                $    0.02   $    0.04
Basic EPS, as reported                                                $    0.33   $    0.46
Basic EPS, ongoing *                                                  $    0.31   $    0.42

Special items EPS year-to-date impact:

                                                 2005        2004
                                              ---------   ---------
First quarter                                 $    0.47          --
Second quarter                                $    0.02   $    0.04
Impact of change in shares outstanding
 and rounding                                 $    0.01          --
Total EPS Impact                              $    0.50   $    0.04
Year-to-date EPS, as reported                 $    1.25   $    0.80
Year-to-date EPS, ongoing *                   $    0.75   $    0.76

* Includes results from operations in Duke Energy North America, International Energy, Field Services and Crescent Resources that have been discontinued.

    BUSINESS UNIT RESULTS

    Franchised Electric
    Second quarter 2005 segment EBIT from continuing operations for Franchised Electric was $274 million, compared to $338 million in the prior year's quarter. The decrease was driven by milder weather, which lowered residential sales 9.1 percent. Also contributing to the decrease were higher operating and maintenance expenses - mainly additional planned power plant outages, increased right of way maintenance expenses and storm costs.

    The decrease in segment EBIT for the quarter was partially offset by improved bulk power marketing (BPM) sales. In addition to greater sales, the improvement in BPM results was driven by a $27 million charge recorded in second quarter 2004 related to the commencement of the profit-sharing program with customers in North Carolina and South Carolina. Another positive for Franchised Electric in the quarter was an increase of 42,000 customers - about 2 percent -- over the prior year.

    J.D. Power announced last month that Duke Power ranked No. 1 in residential customer satisfaction in the South region of the United States.

    Year-to-date segment EBIT from continuing operations for Franchised Electric was $610 million, compared to $762 million in 2004.

    Franchised Electric remains on target to meet its annual segment growth target of zero to 2 percent for the 2005 to 2007 time period. While year-to-date segment EBIT from continuing operations is lower than the comparable period last year, the company expects segment EBIT for 2005 at or slightly below 2004 segment EBIT.

    Natural Gas Transmission
    Duke Energy Gas Transmission (DEGT) reported second quarter 2005 EBIT from continuing operations of $302 million compared to $311 million in the prior year's quarter. The decrease resulted from a benefit of $17 million for the favorable resolution of ad valorem tax issues in several states and a $9 million gain on the sale of assets, both in second quarter 2004. Continued contributions from U.S. expansion projects and a $9 million benefit due to a stronger Canadian currency boosted earnings for the second quarter 2005.

    The favorable Canadian currency impacts on DEGT's EBIT were partially offset in Duke Energy's net income by currency impacts on Canadian interest and taxes.

    Year-to-date EBIT from continuing operations for Natural Gas Transmission was $709 million, compared with $709 million in 2004.

    Natural Gas Transmission continues to expect its ongoing annual segment EBIT growth rate to be in the range of 3 percent to 5 percent for the 2005 to 2007 time period. The recent transfer of Field Services' Canadian assets and the addition of the Empress system from ConocoPhillips will contribute to earnings growth and put DEGT at the high end of this range for 2005.

    Field Services
    The Field Services business segment, which in the quarter represented Duke Energy's 70-percent interest in Duke Energy Field Services (DEFS), reported second quarter 2005 EBIT from continuing operations of $166 million compared to $95 million in second quarter 2004.

    The increase was primarily driven by higher commodity prices, net of hedging, slightly offset by increased operating expenses and the absence of earnings from TEPPCO, which was sold in first quarter 2005.

    On July 5, 2005, Duke Energy transferred a 19.7 percent interest in DEFS to ConocoPhillips in exchange for cash and assets of approximately $1.1 billion. Going forward, DEFS will be a 50/50 joint venture between Duke Energy and ConocoPhillips.

    Year-to-date EBIT from continuing operations for Field Services was approximately $1.09 billion, compared to $186 million in 2004.

    The company expects ongoing equity earnings from its 50-percent interest in Field Services for the last half of 2005 to be about $200 million, not adjusted for the remaining recognition of the hedge de-designation of negative $73 million, and net of interest expense.

    Duke Energy North America
    Duke Energy North America (DENA) reported a segment EBIT loss from continuing operations of $56 million in second quarter 2005, compared to a loss of $38 million in second quarter 2004.

    The increased loss for the quarter was due to reduced generation sales as a result of milder weather in the West and losses related to the current weakness in the gas transportation business, which resulted in lower margins in the second quarter of 2005 versus 2004. These losses were partially offset by reductions in operating and general and administrative expenses during second quarter 2005. Additionally, mark-to-market earnings in second quarter 2005 were flat, representing a $24 million decrease ($22 million before minority interest) from second quarter 2004, due primarily to the absence of last year's mark-to-market gains that were related to favorable market price changes on the disqualified hedge positions.

    Overall year-to-date EBIT loss from continuing operations for DENA was $91 million, compared to a $595 million loss in 2004.

    Provided that hot summer weather occurs in the third quarter, the company expects DENA to reach its 2005 goal of no more than a $150 million ongoing segment EBIT loss.

    International Energy
    For second quarter 2005, Duke Energy International (DEI) reported segment EBIT from continuing operations of $86 million, compared to $68 million in second quarter 2004. The results were driven primarily by improved performance in Brazil due to increased volumes offset by lower prices, the stronger Brazilian real and higher commodity prices at National Methanol.

    The favorable currency impacts on DEI's EBIT were partially offset in Duke Energy's net income by currency impacts on Brazilian interest and taxes.

    Year-to-date EBIT from continuing operations for International Energy was $154 million, compared with $97 million in 2004.

    International Energy expects to see ongoing annual segment EBIT growth in the 2 percent to 3 percent range over the 2005 to 2007 time period. However, International Energy is expecting to have a very good year in 2005 as a result of improved Latin America operations, higher prices at our National Methanol business and favorable foreign currency exchange.

    Crescent Resources
    Crescent Resources reported second quarter 2005 segment EBIT from continuing operations of $39 million, compared to $87 million in the previous year's quarter. The difference was largely due to a $45 million gain on a commercial land sale at Potomac Yard in northern Virginia, which occurred in second quarter 2004.

    Year-to-date EBIT from continuing operations for Crescent Resources was $91 million, compared with $147 million in 2004.

    As the result of continuing strength in real estate markets this year, segment EBIT from continuing and discontinued operations for 2005 is expected to be at, or above, the results for 2004 -- which were approximately $250 million.

    Other
    Other includes the cost of corporate governance, DukeNet Communications, the company's 50-percent interest in Duke/Fluor Daniel, Duke Energy Merchants, Duke Energy's captive insurance company Bison Insurance Co. Limited and de-designated hedges resulting from the decision to transfer a 19.7 percent interest in DEFS to ConocoPhillips. Other reported an EBIT loss from continuing operations of $88 million in second quarter 2005, compared to a loss of $26 million in second quarter 2004. The additional losses were due primarily to increased liabilities associated with mutual insurance companies, the change in value of the de-designated hedges during the quarter and the gain on the Enron bankruptcy settlement in second quarter 2004.

    Year-to-date EBIT loss from continuing operations for Other was $257 million, compared with a $31 million EBIT loss in 2004.

    Ongoing EBIT for Other is expected to remain in the $200 million loss range annually, excluding any changes due to mark-to-market fluctuations on the de-designated hedges.

    Discontinued Operations
    Discontinued Operations showed a second quarter 2005 loss of $2 million, compared to a gain of $26 million in 2004. The difference was due primarily to a true-up on the net gain on the sale of International Energy assets in the second quarter 2004.

    Year-to-date, Discontinued Operations posted a loss of $1 million, compared with a gain of $272 million in 2004.

    INTEREST EXPENSE

    Interest expense was $297 million for second quarter 2005, compared to $336 million for second quarter 2004. This decrease was primarily due to the company's debt reduction efforts in 2004.

    Year-to-date interest expense was $590 million, compared with interest expense of $692 million in 2004.

    INCOME TAX

    Second quarter 2005 income tax expense from continuing operations was $151 million, compared to $134 million in second quarter 2004. During second quarter 2004, Duke Energy released income tax reserves of approximately $52 million, resulting from the resolution of various outstanding income tax issues during the quarter and changes in estimates. The impact of this prior year release of income tax reserves was offset by lower pretax earnings during second quarter 2005, as compared to the same period in 2004.

    Year-to-date income tax expense from continuing operations was $598 million, compared to $167 million in 2004.

    LIQUIDITY AND CAPITAL RESOURCES

    Duke Energy's consolidated capital structure at the end of second quarter 2005, including short-term debt, was 50 percent debt, 45 percent common equity and 5 percent minority interests. The company had approximately $2.05 billion in cash, cash equivalents and short-term investments at the end of second quarter 2005.

    ADDITIONAL INFORMATION

    Additional information, including EPS reconciliation data and a schedule for Duke Energy Field Services' gas volume and margin by contract type can be obtained at Duke Energy's second quarter 2005 earnings information Web site at: http://www.duke-energy.com/investors/.

    NON-GAAP FINANCIAL MEASURES

    The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating) before deducting interest and taxes, and is net of the minority interest expense related to those profits. Management believes segment EBIT from continuing operations, which is the GAAP measure used to report segment results, is a good indicator of each segment's operating performance as it represents the results of our ownership interests in continuing operations without regard to financing methods or capital structures.

    Duke Energy's management uses ongoing basic and diluted EPS, which are non-GAAP financial measures as they represent basic and diluted EPS adjusted for the impact of special items, as two of the measures to evaluate operations of the company. Special items represent certain charges and credits which management believes will not be recurring on a regular basis. Management believes that the presentation of ongoing basic and diluted EPS provides useful information to investors, as it allows them to more accurately compare the company's ongoing performance across all periods. Ongoing basic EPS is also the basis used for employee incentive bonuses. The most directly comparable GAAP measures for ongoing basic and diluted EPS are reported basic and diluted EPS, respectively, which include the impact of special items. Due to the forward-looking nature of ongoing basic and diluted EPS for future periods, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measure is not available at this time as the company is unable to forecast any special items for future periods.

    Duke Energy also uses ongoing segment EBIT as a measure of historical and anticipated future segment performance. When used for future periods, ongoing segment EBIT may also include any amounts that may be reported as discontinued operations. Ongoing segment EBIT is a non-GAAP financial measure as it represents reported segment EBIT adjusted for special items. Management believes that the presentation of ongoing segment EBIT provides useful information to investors, as it allows them to more accurately compare a segment's ongoing performance across all periods. The most directly comparable GAAP measure for ongoing segment EBIT is reported segment EBIT, which represents EBIT from continuing operations, including any special items. Due to the forward-looking nature of forecasted ongoing segment EBIT and related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time as the company is unable to forecast any special items or any amounts that may be reported as discontinued operations for future periods.

    Duke Energy also uses segment EBIT from continuing and discontinued operations as a measure of historical and anticipated future segment performance for Crescent Resources. Since selling commercial and multi-family assets is an ongoing part of operations for Crescent Resources, it is likely that Crescent Resources will report discontinued operations on a recurring basis under normal operating conditions. Accordingly, management believes that the presentation of segment EBIT from continuing and discontinued operations provides useful information to investors, as it allows them to compare Crescent's total performance across all periods. The most directly comparable GAAP measure for Crescent's segment EBIT from continuing and discontinued operations is reported segment EBIT from continuing operations. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time as the company is unable to forecast those Crescent operations, if any, which will be discontinued operations during 2005.

    Duke Energy is a diversified energy company with a portfolio of natural gas and electric businesses, both regulated and unregulated, and an affiliated real estate company. Duke Energy supplies, delivers and processes energy for customers in the Americas. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: www.duke-energy.com.

    An earnings conference call for analysts is scheduled for 10 a.m. ET today. The conference call can be accessed via the investors' section of Duke Energy's Web site http://www.duke-energy.com/investors/ or by dialing 800/475-3716 in the United States or 719/457-2728 outside the United States. The confirmation code is 4199913. Please call in five to 10 minutes prior to the scheduled start time. A replay of the conference call will be available until Aug. 12, 2005, midnight ET, by dialing 888/203-1112 with a confirmation code of 4199913. The international replay number is 719/457-0820, confirmation code 4199913. A replay and transcript also will be available by accessing the investors' section of the company's Web site. The presentation may include certain non-GAAP financial measures as defined under SEC rules. In such event, a reconciliation of those measures to the most directly comparable GAAP measures will be available on our investor relations Web site at: http://www.duke-energy.com/investors/publications/gaap/.

    This release includes statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Those statements represent Duke Energy's intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside Duke Energy's control and could cause actual results to differ materially from the results expressed or implied by those forward- looking statements. Those factors include: industrial, commercial and residential growth in Duke Energy's service territories; the influence of weather on company operations; general economic conditions, including any potential effects arising from terrorist attacks and any consequential hostilities or other hostilities or other external factors over which Duke Energy has no control; changes in environmental and other laws and regulations to which Duke Energy and its subsidiaries are subject; the results of financing efforts, including Duke Energy's ability to obtain financing on favorable terms, which can be affected by various factors, including Duke Energy's credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy's defined benefit pension plans; the performance of electric generation, pipeline and gas processing facilities; the extent of success in connecting natural gas supplies to gathering and processing systems and in connecting and expanding gas and electric markets; conditions of the capital markets and equity markets during the periods covered by the forward-looking statements; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; the outcomes of litigation and regulatory investigations, proceedings or inquiries and other contingencies; the level of creditworthiness of counterparties to Duke Energy's transactions; the amount of collateral required to be posted from time to time in Duke Energy's transactions; opportunities for Duke Energy's business units, including the timing and success of efforts to develop domestic and international power, pipeline, gathering, liquefied natural gas, processing and other infrastructure projects.

    In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise. Information contained in this release is unaudited, and is subject to change.

     MEDIA CONTACT:      Randy Wheeless
     Phone:              704/382-8379
     24-Hour:            704/382-8333

     ANALYST CONTACT:    Julie Dill
     Phone:              980/373-4332
     Investor Relations: 800/488-3853

                                    JUNE 2005
                              QUARTERLY HIGHLIGHTS
                                   (Unaudited)

                                          Three Months Ended         Six Months Ended
                                                June 30,                  June 30,
                                        -----------------------   -----------------------
(In millions, except where noted)          2005         2004         2005         2004
-----------------------------------------------------------------------------------------
COMMON STOCK DATA
  Earnings Per Share (from
   continuing operations)
     Basic                              $     0.33   $     0.43   $     1.25   $     0.50
     Diluted                            $     0.32   $     0.42   $     1.20   $     0.49
  Earnings Per Share (from
   discontinued operations)
     Basic                              $        -   $     0.03   $        -   $     0.30
     Diluted                            $        -   $     0.03   $        -   $     0.29
  Earnings Per Share
     Basic                              $     0.33   $     0.46   $     1.25   $     0.80
     Diluted                            $     0.32   $     0.45   $     1.20   $     0.78
  Dividends Per Share                   $    0.585   $    0.550   $    0.860   $    0.825
  Weighted-Average Shares Outstanding
     Basic                                     927          926          941          919
     Diluted                                   964          961          977          954
-----------------------------------------------------------------------------------------
INCOME
Operating Revenues                      $    5,654   $    5,316   $   11,403   $   10,952
                                        ==========   ==========   ==========   ==========
Total Reportable Segment EBIT                  811          861        2,560        1,306
Other EBIT                                     (88)         (26)        (257)         (31)
Interest Expense                               297          336          590          692
Interest Income and Other(a)                   (36)         (41)         (63)         (55)
Income Tax Expense from Continuing
 Operations                                    151          134          598          167
(Loss) Income from Discontinued
 Operations                                     (2)          26           (1)         272
                                        ----------   ----------   ----------   ----------
Net Income                                     309          432        1,177          743
Dividends and Premiums on Redemption
 of Preferred and Preference Stock               2            3            4            5
                                        ----------   ----------   ----------   ----------
Earnings Available for Common
 Stockholders                           $      307   $      429   $    1,173   $      738
                                        ==========   ==========   ==========   ==========
-----------------------------------------------------------------------------------------
CAPITALIZATION
    Common Equity                                                         45%          39%
    Preferred Stock                                                        0%           0%
                                                                  ----------   ----------
  Total Common Equity and Preferred
   Securities                                                             45%          39%

  Minority Interests                                                       5%           5%
  Total Debt                                                              50%          56%
-----------------------------------------------------------------------------------------
Total Debt                                                        $   18,368   $   21,153
Book Value Per Share                                              $    17.58   $    15.52
Actual Shares Outstanding                                                926          938
-----------------------------------------------------------------------------------------
CAPITAL AND INVESTMENT EXPENDITURES
  Franchised Electric                   $      287   $      254   $      578   $      528
  Natural Gas Transmission                     129          102          225          256
  Field Services                                50          107           99          132
  Duke Energy North America                      2            5            5           14
  International Energy                           8            7           12           15
  Crescent (b)                                 191          122          331          284
  Other                                          7            6           10           24
                                        ----------   ----------   ----------   ----------
Total Capital and Investment
 Expenditures                           $      674   $      603   $    1,260   $    1,253
                                        ==========   ==========   ==========   ==========
-----------------------------------------------------------------------------------------
EBIT BY BUSINESS SEGMENT
  Franchised Electric                   $      274   $      338   $      610   $      762
  Natural Gas Transmission                     302          311          709          709
  Field Services                               166           95        1,087          186
  Duke Energy North America                    (56)         (38)         (91)        (595)
  International Energy                          86           68          154           97
  Crescent                                      39           87           91          147
                                        ----------   ----------   ----------   ----------
Total reportable segment EBIT                  811          861        2,560        1,306
  Other EBIT                                   (88)         (26)        (257)         (31)
  Interest expense                            (297)        (336)        (590)        (692)
  Interest Income and Other (a)                 36           41           63           55
                                        ----------   ----------   ----------   ----------
Consolidated earnings from continuing
 operations before income taxes         $      462   $      540   $    1,776   $      638
                                        ==========   ==========   ==========   ==========
-----------------------------------------------------------------------------------------

(a) Other includes foreign currency remeasurement gains and losses and additional minority interest not allocated to the segment results.
(b) Amounts include capital expenditures for residential real estate included in operating cash flows of $118 million and $92 million for the three months ended June 30, 2005 and 2004, respectively, and $209 million and $138 million for the six months ended June 30, 2005 and 2004, respectively.

                                    JUNE 2005
                              QUARTERLY HIGHLIGHTS
                                   (Unaudited)

                                          Three Months Ended         Six Months Ended
                                                June 30,                  June 30,
                                        -----------------------   -----------------------
(In millions, except where noted)          2005         2004         2005         2004
-----------------------------------------------------------------------------------------
FRANCHISED ELECTRIC
  Operating Revenues                    $    1,234   $    1,228   $    2,499   $    2,499
  Operating Expenses                           959          896        1,890        1,747
  Gains on Sales of Other Assets, net            -            3            1            3
  Other (Expense) Income, net                   (1)           3            -            7
                                        ----------   ----------   ----------   ----------
  EBIT                                  $      274   $      338   $      610   $      762
                                        ----------   ----------   ----------   ----------
  Sales, GWh                                20,431       20,087       41,594       42,050
-----------------------------------------------------------------------------------------
NATURAL GAS TRANSMISSION
  Operating Revenues                    $      749   $      688   $    1,924   $    1,726
  Operating Expenses                           457          397        1,233        1,035
  Gains on Sales of Other Assets, net            2            9            4            9
  Other Income, net of expenses                 14           13           28           19
  Minority Interest Expense                      6            2           14           10
                                        ----------   ----------   ----------   ----------
  EBIT                                  $      302   $      311   $      709   $      709
                                        ----------   ----------   ----------   ----------
  Proportional Throughput, TBtu                719          726        1,775        1,815
-----------------------------------------------------------------------------------------
FIELD SERVICES (a)
  Operating Revenues                    $    2,888   $    2,341   $    5,562   $    4,694
  Operating Expenses                         2,651        2,209        5,237        4,437
  Gains on Sales of Other Assets, net            -            -            2            -
  Other Income, net of expenses                  7           15        1,258           33
  Minority Interest Expense                     78           52          498          104
                                        ----------   ----------   ----------   ----------
  EBIT                                  $      166   $       95   $    1,087   $      186
                                        ----------   ----------   ----------   ----------
  Natural Gas Gathered and
   Processed/Transported, TBtu/day (b)         7.3          7.4          7.2          7.3
  Natural Gas Liquids Production,
   MBbl/d (b)                                  370          368          367          360
  Average Natural Gas Price per MMBtu   $     6.73   $     5.99   $     6.50   $     5.84
  Average Natural Gas Liquids Price
   per Gallon                           $     0.75   $     0.61   $     0.74   $     0.60
-----------------------------------------------------------------------------------------
DUKE ENERGY NORTH AMERICA (a)
  Operating Revenues                    $      463   $      646   $      931   $    1,270
  Operating Expenses                           525          674        1,063        1,515
  (Losses) Gains on Sales of Other
   Assets, net (c)                              (1)         (16)          27         (368)
  Other Income (Expense), net                    3            -            4           (2)
  Minority Interest Benefit                     (4)          (6)         (10)         (20)
                                        ----------   ----------   ----------   ----------
  EBIT                                  $      (56)  $      (38)  $      (91)  $     (595)
                                        ----------   ----------   ----------   ----------
  Actual Plant Production, GWh (d)           3,939        5,422        7,895       10,883
  Proportional MW Capacity in
   Operation                                                           9,890       15,465
-----------------------------------------------------------------------------------------
INTERNATIONAL ENERGY
  Operating Revenues                    $      182   $      147   $      350   $      301
  Operating Expenses                           127           98          246          229
  Other Income, net of expenses                 34           22           55           31
  Minority Interest Expense                      3            3            5            6
                                        ----------   ----------   ----------   ----------
  EBIT                                  $       86   $       68   $      154   $       97
                                        ----------   ----------   ----------   ----------
  Sales, GWh                                 4,527        4,247        9,062        8,811
  Proportional MW Capacity in Operation                                4,139        4,130
-----------------------------------------------------------------------------------------
CRESCENT (a)
  Operating Revenues                    $      112   $      101   $      176   $      139
  Operating Expenses                            79           75          130          111
  Gains on Sales of Investments in
   Commercial and Multi-Family Real
   Estate                                       12           62           54          121
  Other Expense, net                            (1)           -           (1)           -
  Minority Interest Expense                      5            1            8            2
                                        ----------   ----------   ----------   ----------
  EBIT                                  $       39   $       87   $       91   $      147
                                        ----------   ----------   ----------   ----------
-----------------------------------------------------------------------------------------
OTHER
  Operating Revenues                    $      149   $      290   $      189   $      634
  Operating Expenses                           241          311          451          698
  (Losses) Gains on Sales of Other
   Assets, net                                   -           (7)           -            7
  Other Income, net of expenses                  4            2            5           26
                                        ----------   ----------   ----------   ----------
  EBIT                                  $      (88)  $      (26)  $     (257)  $      (31)
                                        ----------   ----------   ----------   ----------
-----------------------------------------------------------------------------------------

(a) Certain prior year amounts have been reclassified due to discontinued operations.
(b)  Represents 100% of joint venture volumes.
(c) Prior year amounts for the six months ended June 30, 2004 include DENA Southeast plant impairment of approximately $360 million.
(d)  Represents 100% of GWh.

Note: See GAAP reconciliation associated with the 2005 second quarter Earnings Release on the Investor Relations Web site at http://www.duke-energy.com/investors/publications/gaap/.

                             DUKE ENERGY CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                     (In millions, except per-share amounts)

                                          Three Months Ended         Six Months Ended
                                                June 30,                  June 30,
                                        -----------------------   -----------------------
                                           2005         2004         2005        2004
                                        ----------   ----------   ----------   ----------
Operating Revenues                      $    5,654   $    5,316   $   11,403   $   10,952
Operating Expenses                           4,915        4,537       10,021        9,462
Gains on Sales of Investments in
 Commercial and Multi-Family Real
 Estate                                         12           62           54          121
(Losses) Gains on Sales of Other
 Assets, net                                     -          (11)          33         (349)
                                        ----------   ----------   ----------   ----------
Operating Income                               751          830        1,469        1,262
                                        ----------   ----------   ----------   ----------
Other Income and Expenses                       85           89        1,390          149
Interest Expense                               297          336          590          692
Minority Interest Expense                       77           43          493           81
                                        ----------   ----------   ----------   ----------
Earnings From Continuing Operations
 Before Income Taxes                           462          540        1,776          638
Income Tax Expense from Continuing
 Operations                                    151          134          598          167
                                        ----------   ----------   ----------   ----------
Income From Continuing Operations              311          406        1,178          471
(Loss) Income From Discontinued
 Operations, net of tax                         (2)          26           (1)         272
                                        ----------   ----------   ----------   ----------
Net Income                                     309          432        1,177          743

Dividends and Premiums on Redemption
 of Preferred and Preference Stock               2            3            4            5
                                        ----------   ----------   ----------   ----------
Earnings Available For Common
 Stockholders                           $      307   $      429   $    1,173   $      738
                                        ==========   ==========   ==========   ==========
Common Stock Data
 Weighted-average shares outstanding
    Basic                                      927          926          941          919
    Diluted                                    964          961          977          954
 Earnings per share (from continuing
  operations)
    Basic                               $     0.33   $     0.43   $     1.25   $     0.50
    Diluted                             $     0.32   $     0.42   $     1.20   $     0.49
 Earnings per share (from
  discontinued operations)
    Basic                               $        -   $     0.03   $        -   $     0.30
    Diluted                             $        -   $     0.03   $        -   $     0.29
 Earnings per share
    Basic                               $     0.33   $     0.46   $     1.25   $     0.80
    Diluted                             $     0.32   $     0.45   $     1.20   $     0.78
 Dividends per share                    $    0.585   $    0.550   $    0.860   $    0.825

                             DUKE ENERGY CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                                  (In millions)

                                                     June 30,     December 31,
                                                       2005           2004
                                                   ------------   ------------
ASSETS

Current Assets                                     $      7,962   $      7,971
Investments and Other Assets                             12,121         11,533
Net Property, Plant and Equipment                        33,390         33,506
Regulatory Assets and Deferred Debits                     2,522          2,460
                                                   ------------   ------------
  Total Assets                                     $     55,995   $     55,470
                                                   ============   ============

LIABILITIES AND COMMON STOCKHOLDERS' EQUITY

Current Liabilities                                $      7,799   $      7,538
Long-term Debt                                           16,359         16,932
Deferred Credits and Other Liabilities                   13,497         12,939
Minority Interests                                        1,925          1,486
Preferred and preference stock
 without sinking fund requirements                          134            134
Common Stockholders' Equity                              16,281         16,441
                                                   ------------   ------------
  Total Liabilities and Common
   Stockholders' Equity                            $     55,995   $     55,470
                                                   ============   ============

                             DUKE ENERGY CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                  (In millions)

                                                        Six Months Ended
                                                             June 30,
                                                   ---------------------------
                                                       2005           2004
                                                   ------------   ------------
                                                                   (as Revised
                                                                   - see Note
                                                                      below)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                       $      1,177   $        743
  Adjustments to reconcile net income to
   net cash provided by operating activities                817          1,628
                                                   ------------   ------------
      Net cash provided by operating activities           1,994          2,371
                                                   ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES
      Net cash provided by (used in)
       investing activities                                 396         (1,349)
                                                   ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES
      Net cash used in financing activities              (1,915)          (447)
                                                   ------------   ------------
  Changes in cash and cash equivalents
   associated with assets held for sale                       1             40
                                                   ------------   ------------
  Net increase in cash and cash equivalents                 476            615
  Cash and cash equivalents at
   beginning of period                                      533            397
                                                   ------------   ------------
  Cash and cash equivalents at end of period       $      1,009   $      1,012
                                                   ============   ============

Note: The Consolidated Statement of Cash Flows for the six months ended June 30, 2004 reflects a change in the classification of expenditures for equipment related to clean air legislation in the state of North Carolina from cash flows from operating activities to cash flows from investing activities. As a result, net cash provided by operating activities for the six months ended June 30, 2004 increased by $21, while net cash used in investing activities for the six months ended June 30, 2004 increased by $21 million.

                            Supplemental Disclosures
                           Quarter Ended June 30, 2005

Duke Energy Corporation
-----------------------------------------------------------------------------
Mark-to-market Portfolio (in millions)
------------------------
     As of 06/30/2005                                            $       (360)

Daily Earnings at Risk (DER) (in millions)
----------------------------
95% Confidence Level, One-Day Holding Period, Two-Tailed
     As of 06/30/2005                                            $          3(a)

(a) This figure excludes effects of the February 22, 2005 de-designation of certain hedges of Field Services' commodity risk, which have been retained as undesignated derivatives.

Duke Energy North America
------------------------------------------------------------------------------
(in millions unless stated otherwise)                           Q-T-D June 30,
                                                                     2005
                                                                --------------
Total Gross Margin                                              $           63

Reconciliation to Segment EBIT:
     Plant depreciation                                                    (39)
     Plant operating and maintenance expenses                              (54)
     General and administrative and other expenses                         (32)
     Minority interest benefit                                               4
     Other income (expense), net                                             3
     Gain (loss) on sales of other assets, net                              (1)
                                                                --------------
DENA Segment EBIT                                               $          (56)
                                                                ==============

Owned Assets - Contracted Level
-------------------------------

                            Remaining 2005                         2006
                    -----------------------------   ---------------------------------
                    Millions      % Contracted       Millions      % Contracted
            MWs        MWh      -----------------      MWh      ---------------------
Region   Capacity   Available   Capacity   Energy   Available   Capacity (c)   Energy
------   --------   ---------   --------   ------   ---------   ------------   ------
  East      4,615          18(b)      17%       7%         38(b)          10%      10%
  West      5,275          18         37%      32%         34             11%      34%
         --------   ---------                       ---------
Total       9,890          36         27%      19%         72             11%      21%

(b)  East capacity includes 3.3 million MWh from peaking facilities in 2005 and
     6.7 million in 2006 and excludes plants where we own a non- controlling equity interest only.
(c) Capacity does not include Regulatory Must Run ("RMR") elections for 2006, scheduled to occur in late 2005.

                            Supplemental Disclosures
                           Quarter Ended June 30, 2005

Terms of Reference

--------------------------------------------------------------------------------

MWs Capacity
------------
Represents the official rated capacity of DENA's percentage ownership of its merchant assets excluding Bayside which has been classified as discontinued operations.

Millions MWhs Available
-----------------------
Represents the amount of electric power capable of being generated from owned merchant assets, after adjusting for scheduled maintenance and outage factors. For simple cycle facilities, only peak demand periods were included in this calculation.

% Contracted:
-------------
Capacity:  Volumes contracted under tolls as well as Regulatory Must Run
           ("RMR") and Canadian facilities.

Energy:  Volumes sold as forward power hedges.

                             Duke Energy Corporation
                              Quarterly Highlights
                  Supplemental Franchised Electric Information
                                  June 30, 2005

                                                                  Quarter Ended
                                                                    June 30,
                                                   ------------------------------------------
                                                                                      %
                                                       2005           2004        Inc.(Dec.)
                                                   ------------   ------------   ------------
GWH Sales
   Residential                                            5,118          5,631           (9.1)%
   General Service                                        5,983          6,253           (4.3)%

   Industrial - Textile                                   1,680          1,850           (9.2)%
   Industrial - Other                                     4,649          4,557            2.0%
                                                   ------------   ------------   ------------
     Total Industrial                                     6,329          6,407           (1.2)%

   Other Energy Sales                                        67             66            1.5%
   Regular Resale                                           323            342           (5.6)%
                                                   ------------   ------------   ------------
     Total Regular Sales Billed                          17,820         18,699           (4.7)%

   Special Sales (A)                                      1,959            913          114.6%
                                                   ------------   ------------   ------------
     Total Electric Sales                                19,779         19,612            0.9%

   Unbilled Revenue                                         372            195           90.8%
                                                   ------------   ------------   ------------
     Total Duke Power Electric Sales                     20,151         19,807            1.7%

   Nantahala Electric Sales                                 280            280              -
                                                   ------------   ------------   ------------
     Total DP Consolidated Electric Sales                20,431         20,087            1.7%
                                                   ============   ============   ============
Average Number of Customers
   Residential                                        1,833,189      1,799,504            1.9%
   General Service                                      310,115        304,220            1.9%

   Industrial - Textile                                     805            857           (6.1)%
   Industrial - Other                                     6,656          6,658              -
                                                   ------------   ------------   ------------
     Total Industrial                                     7,461          7,515           (0.7)%

   Other Energy Sales                                    13,095         11,921            9.8%
   Regular Resale                                            15             15              -
                                                   ------------   ------------   ------------
     Total Regular Sales                              2,163,875      2,123,175            1.9%

   Special Sales (A)                                         30             34          (11.8)%
                                                   ------------   ------------   ------------
   Total Duke Power Electric Sales                    2,163,905      2,123,209            1.9%

   Nantahala Electric Sales                              68,145         66,854            1.9%
                                                   ------------   ------------   ------------
   Total DP Average Number of
    Customers                                         2,232,050      2,190,063            1.9%
                                                   ============   ============   ============

(A)  Excludes sales to Nantahala Power and Light Company

Heating and Cooling Degree Days
   Actual
   Heating Degree Days                                      262            213           23.0%
   Cooling Degree Days                                      351            562          (37.5)%

   Variance from Normal
   Heating Degree Days                                     17.1%          (7.3)%          n/a
   Cooling Degree Days                                    (23.8)%         23.4%           n/a

                             Duke Energy Corporation
                              Quarterly Highlights
                  Supplemental Franchised Electric Information
                                  June 30, 2005

                                                    Year To Date
                                                      June 30,
                                        ------------------------------------
                                                                       %
                                           2005         2004      Inc.(Dec.)
                                        ----------   ----------   ----------
GWH Sales
   Residential                              12,042       12,662         (4.9)%
   General Service                          11,870       12,050         (1.5)%

   Industrial - Textile                      3,255        3,465         (6.1)%
   Industrial - Other                        9,019        8,554          5.4%
                                        ----------   ----------   ----------
     Total Industrial                       12,274       12,019          2.1%

   Other Energy Sales                          134          132          1.5%
   Regular Resale                              666          694         (4.0)%
                                        ----------   ----------   ----------
     Total Regular Sales Billed             36,986       37,557         (1.5)%

   Special Sales (A)                         4,150        3,936          5.4%
                                        ----------   ----------   ----------
     Total Electric Sales                   41,136       41,493         (0.9)%

   Unbilled Revenue                           (173)         (56)      (208.9)%
                                        ----------   ----------   ----------
     Total Duke Power Electric
      Sales                                 40,963       41,437         (1.1)%

   Nantahala Electric Sales                    631          613          2.9%
                                        ----------   ----------   ----------
     Total DP Consolidated
      Electric Sales                        41,594       42,050         (1.1)%
                                        ==========   ==========   ==========
Average Number of Customers
   Residential                           1,831,498    1,797,080          1.9%
   General Service                         309,116      303,047          2.0%

   Industrial - Textile                        811          866         (6.4)%
   Industrial - Other                        6,667        6,676         (0.1)%
                                        ----------   ----------   ----------
     Total Industrial                        7,478        7,542         (0.8)%

   Other Energy Sales                       13,136       11,692         12.4%
   Regular Resale                               15           15            -
                                        ----------   ----------   ----------
     Total Regular Sales                 2,161,243    2,119,376          2.0%

   Special Sales (A)                            34           38        (10.5)%
                                        ----------   ----------   ----------
   Total Duke Power Electric
    Sales                                2,161,277    2,119,414          2.0%

   Nantahala Electric Sales                 67,876       66,549          2.0%
                                        ----------   ----------   ----------
   Total DP Average Number of
    Customers                            2,229,153    2,185,963          2.0%
                                        ==========   ==========   ==========

(A)  Excludes sales to Nantahala Power and Light Company

Heating and Cooling Degree Days
   Actual
   Heating Degree Days                       1,975        2,085         (5.3)%
   Cooling Degree Days                         351          569        (38.3)%

   Variance from Normal
   Heating Degree Days                         2.5%         9.8%         n/a
   Cooling Degree Days                       (24.3)%       24.0%         n/a

DUKE ENERGY CORPORATION
ONGOING TO REPORTED EARNINGS RECONCILIATION
June 2004 Quarter-to-date
(Dollars in Millions)

                                                                Special Items (Note 1)
                                      -------------------------------------------------------------------------
                                                      Gain (Loss)
                                        Ongoing        on Sale                         Enron        California
                                        Earnings      of Assets      Impairment     Settlement      Settlement
                                      ------------   ------------   ------------   ------------    ------------
SEGMENT EARNINGS
 BEFORE INTEREST
 AND TAXES FROM
 CONTINUING OPERATIONS

Franchised Electric                   $        335   $          3   $          -   $          -    $          -

Gas Transmission                               302              9              -              -               -

Field Services                                  94              -              -              1  D            -

Duke Energy North
 America                                       (28)           (10)A           (3)B          108 C,D        (105) D

International Energy                            68              -              -              -               -

Crescent                                        87              -              -              -               -
                                      ------------   ------------   ------------   ------------    ------------
    Total reportable
     segment EBIT                              858              2             (3)           109            (105)

Other                                          (40)            (7)             -             21 D             -
                                      ------------   ------------   ------------   ------------    ------------
    Total reportable
     segment EBIT
     and other EBIT                   $        818   $         (5)  $         (3)  $        130    $       (105)
                                      ============   ============   ============   ============    ============

EARNINGS FOR COMMON

Total reportable segment
 EBIT and other EBIT                  $        818   $         (5)  $         (3)  $        130    $       (105)
Foreign Currency
 Translation Gains/
 (Losses)                                        2              -              -              -               -
Interest Income                                 30              -              -              -               -
Interest Expense                              (324)             -              -              -               -
Minority Interest
 - Interest Expense                              9              -              -              -               -
Income taxes on
 continuing operations                        (132)             2              1            (46)             37
Discontinued operations,
 net of taxes                                   (3)             -              -              -               -
Trust Preferred/
 Preferred Dividends                            (3)             -              -              -               -
                                      ------------   ------------   ------------   ------------    ------------
Total Earnings for
 Common                               $        397   $         (3)  $         (2)  $         84    $        (68)
                                      ============   ============   ============   ============    ============
EARNINGS PER SHARE,
 BASIC                                $       0.42   $          -   $          -   $       0.09    $      (0.07)
                                      ============   ============   ============   ============    ============
EARNINGS PER SHARE,
 DILUTED                              $       0.42   $      (0.01)  $          -   $       0.09    $      (0.07)
                                      ============   ============   ============   ============    ============

Note 1 - Amounts for special items are entered net of minority interest

A - Amount is net of $6 million of minority interest

B - Charge related to Grays Harbor, recorded in Impairment and other charges on the Consolidated Statements of Operations.

C - Amount is net of $5 million of minority interest.

D - Recorded in Operation, maintenance and other on the Consolidated
    Statements of Operations.

Weighted Average Shares (reported and ongoing) - in millions

    Basic      926

    Diluted    961

DUKE ENERGY CORPORATION
ONGOING TO REPORTED EARNINGS RECONCILIATION
June 2004 Quarter-to-date
(Dollars in Millions)

                                                                      Special Items (Note 1)
                                           ---------------------------------------------------------------------------
                                                                             Gain on
                                             Interest         Norsk-          Sale -
                                             on SoCal         Hydro            Asia                         Reported
                                             Reserve         True-up         Pacific         Total           Earnings
                                           ------------    ------------    ------------   ------------    ------------
SEGMENT EARNINGS BEFORE INTEREST
 AND TAXES FROM CONTINUING OPERATIONS

Franchised Electric                        $          -    $          -    $          -   $          3    $        338

Gas Transmission                                      -               -               -              9             311

Field Services                                        -               -               -              1              95

Duke Energy North America                             -               -               -            (10)            (38)

International Energy                                  -               -               -              -              68

Crescent                                              -               -               -              -              87
                                           ------------    ------------    ------------   ------------    ------------
    Total reportable segment EBIT                     -               -               -              3             861

Other                                                 -               -               -             14             (26)
                                           ------------    ------------    ------------   ------------    ------------
    Total reportable segment EBIT
     and other EBIT                        $          -    $          -    $          -   $         17    $        835
                                           ============    ============    ============   ============    ============
EARNINGS FOR COMMON

Total reportable segment EBIT and
 other EBIT                                $          -    $          -    $          -   $         17    $        835
Foreign Currency Translation Gains/
 (Losses)                                             -               -               -              -               2
Interest Income                                       -               -               -              -              30
Interest Expense                                    (12)              -               -            (12)           (336)
Minority Interest - Interest Expense                  -               -               -              -               9
Income taxes on continuing operations                 4               -               -             (2)           (134)
Discontinued operations, net of taxes                 -              (9)             38             29              26
Trust Preferred/Preferred Dividends                   -               -               -              -              (3)
                                           ------------    ------------    ------------   ------------    ------------
Total Earnings for Common                  $         (8)   $         (9)   $         38   $         32    $        429
                                           ============    ============    ============   ============    ============
EARNINGS PER SHARE, BASIC                  $      (0.01)   $      (0.01)   $       0.04   $       0.04    $       0.46
                                           ============    ============    ============   ============    ============
EARNINGS PER SHARE, DILUTED                $      (0.01)   $      (0.01)   $       0.04   $       0.03    $       0.45
                                           ============    ============    ============   ============    ============

Note 1 - Amounts for special items are entered net of minority interest

A - Amount is net of $6 million of minority interest.

B - Charge related to Grays Harbor, recorded in Impairment and other charges on the Consolidated Statements of Operations.

C - Amount is net of $5 million of minority interest.

D - Recorded in Operation, maintenance and other on the Consolidated
    Statements of Operations.

Weighted Average Shares (reported and ongoing) - in millions

    Basic      926

    Diluted    961

DUKE ENERGY CORPORATION
ONGOING TO REPORTED EARNINGS RECONCILIATION
June 2005 Quarter-to-date
(Dollars in Millions)

                                                                      Special Items (Note 1)
                                           ---------------------------------------------------------------------------
                                                                            MTM change
                                                                              on de-
                                                               Field        designated
                                                             Services         Field
                                                            hedge de-        Services
                                             Ongoing       designation,     hedges for                      Reported
                                             Earnings          net           2005, net       Total          Earnings
                                           ------------    ------------    ------------   ------------    ------------
SEGMENT EARNINGS BEFORE
 INTEREST AND TAXES FROM
 CONTINUING OPERATIONS

Franchised Electric                        $        274    $          -    $          -   $          -    $        274

Gas Transmission                                    302               -               -              -             302

Field Services                                      144              22 A             -             22             166

Duke Energy North America                           (56)              -               -              -             (56)

International Energy                                 86               -               -              -              86

Crescent                                             39               -               -              -              39
                                           ------------    ------------    ------------   ------------    ------------
        Total reportable
         segment EBIT                               789              22               -             22             811

Other                                               (95)              -               7 B            7             (88)
                                           ------------    ------------    ------------   ------------    ------------
    Total reportable segment
     EBIT and other EBIT                   $        694    $         22    $          7   $         29    $        723
                                           ============    ============    ============   ============    ============

EARNINGS FOR COMMON

Total reportable segment
 EBIT and other EBIT                       $        694    $         22    $          7   $         29    $        723
Foreign Currency Translation
 Gains / (Losses)                                     4               -               -              -               4
Interest Income                                      22               -               -              -              22
Interest Expense                                   (297)              -               -              -            (297)
Minority Interest
 - Interest Expense                                  10               -               -              -              10
Income taxes on
 continuing operations                             (141)             (8)             (2)           (10)           (151)
Discontinued operations,
 net of taxes                                        (2)              -               -              -              (2)
Trust Preferred/
 Preferred Dividends                                 (2)              -               -              -              (2)
                                           ------------    ------------    ------------   ------------    ------------
Total Earnings for Common                  $        288    $         14    $          5   $         19    $        307
                                           ============    ============    ============   ============    ============
EARNINGS PER SHARE,
 BASIC                                     $       0.31    $       0.02    $          -   $       0.02    $       0.33
                                           ============    ============    ============   ============    ============
EARNINGS PER SHARE,
 DILUTED                                   $       0.30    $       0.02    $          -   $       0.02    $       0.32
                                           ============    ============    ============   ============    ============

Note 1 - Amounts for special items are entered net of minority interest

A - Second quarter settlements of the 2005 portion of the Field Services de-designated hedges as of 2/22/05, recorded in Non-regulated electric, natural gas liquids and other on the Consolidated Statements of Operations

B - Recorded in Non-regulated electric, natural gas liquids and other on the Consolidated Statements of Operations

Weighted Average Shares (reported and ongoing) - in millions

     Basic      927

     Diluted    964

DUKE ENERGY CORPORATION
ONGOING TO REPORTED EARNINGS RECONCILIATION
June 2004 Year-to-date
(Dollars in Millions)

                                                              Special Items (Note 1)
                                           -----------------------------------------------------------

                                                            Gain (Loss)
                                              Ongoing        on Sale                         Enron
                                             Earnings       of Assets       Impairment     Settlement
                                           ------------    ------------    ------------   ------------

SEGMENT EARNINGS
 BEFORE INTEREST
 AND TAXES FROM
 CONTINUING OPERATIONS

Franchised Electric                        $        759    $          3    $          -   $          -

Gas Transmission                                    700               9               -              -

Field Services                                      185               -               -              1 D

Duke Energy North
 America                                           (226)           (369)A            (3)B          108 C,D

International Energy                                110               -             (13)E            -

Crescent                                            147               -               -              -
                                           ------------    ------------    ------------   ------------
   Total reportable
    segment EBIT                                  1,675            (357)            (16)           109

Other                                               (59)              7 F             -             21 D
                                           ------------    ------------    ------------   ------------
   Total reportable
    segment EBIT
    and other EBIT                         $      1,616    $       (350)   $        (16)  $        130
                                           ============    ============    ============   ============

EARNINGS FOR COMMON

Total reportable
 segment EBIT
 and other EBIT                            $      1,616    $       (350)   $        (16)  $        130
Foreign Currency
 Translation
 Gains/(Losses)                                      (2)              -               -              -
Interest Income                                      37               -               -              -
Interest Expense                                   (680)              -               -              -
Minority Interest
 - Interest Expense                                  20               -               -              -
Income taxes on
 continuing operations                             (289)            122               5            (46)
Discontinued operations,
 net of taxes                                         5               -               -              -
Trust Preferred/
 Preferred Dividends                                 (5)              -               -              -
                                           ------------    ------------    ------------   ------------
Total Earnings for
 Common                                    $        702    $       (228)   $        (11)  $         84
                                           ============    ============    ============   ============
EARNINGS PER SHARE,
 BASIC                                     $       0.76    $      (0.25)   $      (0.01)  $       0.09
                                           ============    ============    ============   ============
EARNINGS PER SHARE,
 DILUTED                                   $       0.74    $      (0.24)   $      (0.01)  $       0.09
                                           ============    ============    ============   ============

Note 1 - Amounts for special items are entered net of minority interest

A - Approximately $(360) million related to loss on sale of the Southeast assets and approximately $(9) million related to losses on liquidation of DETM contracts (net of $5 million of minority interest). $(363) million recorded in Gains (Losses) on Sales of Other Assets, net (net of $5 million of minority interest) and $(6) million recorded in Operation, maintenance and other on the Consolidated Statements of Operations.

B - Charge related to Grays Harbor, recorded in Impairment and other charges on the Consolidated Statements of Operations.

C - Amount is net of $5 million of minority interest.

D - Recorded in Operation, maintenance and other on the Consolidated
    Statements of Operations.

E - Charge related to Cantarell, recorded in Operation, maintenance and other on the Consolidated Statements of Operations.

F - Includes $13 million related to the sale of Caribbean Nitrogen Co.

Weighted Average Shares (reported and ongoing) - in millions

    Basic      919

    Diluted    954

DUKE ENERGY CORPORATION
ONGOING TO REPORTED EARNINGS RECONCILIATION
June 2004 Year-to-date
(Dollars in Millions)

                                                                      Special Items (Note 1)
                                      ---------------------------------------------------------------------------------------
                                                                                      Gain on
                                                       Interest        Norsk-         Sale -
                                       California      on SoCal        Hydro          Asia                         Reported
                                       Settlement      Reserve        True-up         Pacific        Total         Earnings
                                      ------------   ------------   ------------   ------------   ------------   ------------
SEGMENT EARNINGS
 BEFORE INTEREST
 AND TAXES FROM
 CONTINUING OPERATIONS

Franchised Electric                   $          -   $          -   $          -   $          -   $          3   $        762

Gas Transmission                                 -              -              -              -              9            709

Field Services                                   -              -              -              -              1            186

Duke Energy North America                     (105)D            -              -              -           (369)          (595)

International Energy                             -              -              -              -            (13)            97

Crescent                                         -              -              -              -              -            147
                                      ------------   ------------   ------------   ------------   ------------   ------------
   Total reportable
    segment EBIT                              (105)             -              -              -           (369)         1,306

Other                                            -              -              -              -             28            (31)
                                      ------------   ------------   ------------   ------------   ------------   ------------
   Total reportable
    segment EBIT
    and other EBIT                    $       (105)  $          -   $          -   $          -   $       (341)  $      1,275
                                      ============   ============   ============   ============   ============   ============
EARNINGS FOR COMMON

Total reportable segment
 EBIT and other EBIT                  $       (105)  $          -   $          -   $          -   $       (341)  $      1,275
Foreign Currency
 Translation Gains/
 (Losses)                                        -              -              -              -              -             (2)
Interest Income                                  -              -              -              -              -             37
Interest Expense                                 -            (12)             -              -            (12)          (692)
Minority Interest
 - Interest Expense                              -              -              -              -              -             20
Income taxes on
 continuing operations                          37              4              -              -            122           (167)
Discontinued operations,
 net of taxes                                    -              -             (9)           276            267            272
Trust Preferred/
 Preferred Dividends                             -              -              -              -              -             (5)
                                      ------------   ------------   ------------   ------------   ------------   ------------
Total Earnings for
 Common                               $        (68)  $         (8)  $         (9)  $        276   $         36   $        738
                                      ============   ============   ============   ============   ============   ============
EARNINGS PER SHARE,
 BASIC                                $      (0.07)  $      (0.01)  $      (0.01)  $       0.30   $       0.04   $       0.80
                                      ============   ============   ============   ============   ============   ============
EARNINGS PER SHARE,
 DILUTED                              $      (0.07)  $      (0.01)  $      (0.01)  $       0.29   $       0.04   $       0.78
                                      ============   ============   ============   ============   ============   ============

Note 1 - Amounts for special items are entered net of minority interest

A - Approximately $(360) million related to loss on sale of the Southeast assets and approximately $(9) million related to losses on liquidation of DETM contracts (net of $5 million of minority interest). $(363) million recorded in Gains (Losses) on Sales of Other Assets, net (net of $5 million of minority interest) and $(6) million recorded in Operation, maintenance and other on the Consolidated Statements of Operations.

B - Charge related to Grays Harbor, recorded in Impairment and other charges on the Consolidated Statements of Operations.

C - Amount is net of $5 million of minority interest.

D - Recorded in Operation, maintenance and other on the Consolidated
    Statements of Operations.

E - Charge related to Cantarell, recorded in Operation, maintenance and other on the Consolidated Statements of Operations.

F - Includes $13 million related to the sale of Caribbean Nitrogen Co.

Weighted Average Shares (reported and ongoing) - in millions

    Basic      919

    Diluted    954

DUKE ENERGY CORPORATION
ONGOING TO REPORTED EARNINGS RECONCILIATION
June 2005 Year-to-date
(Dollars in Millions)

                                                            Special Items (Note 1)
                                           ---------------------------------------------------------
                                                             Gain on        Mutual         Gains
                                                             sale of       insurance      on sales
                                             Ongoing          Grays        liability     of equity
                                             Earnings        Harbor       adjustment     investments
                                           ------------   ------------   ------------   ------------
SEGMENT EARNINGS BEFORE
 INTEREST AND TAXES
 FROM CONTINUING OPERATIONS

Franchised Electric                        $        610   $          -   $          -   $          -

Gas Transmission                                    709              -              -              -

Field Services                                      295              -              -            888 A

Duke Energy North America                          (112)            21 C            -              -

International Energy                                154              -              -              -

Crescent                                             91              -              -              -
                                           ------------   ------------   ------------   ------------
    Total reportable segment EBIT                 1,747             21              -            888

Other                                              (182)             -            (28)D            -
                                           ------------   ------------   ------------   ------------
    Total reportable segment
     EBIT and other EBIT                   $      1,565   $         21   $        (28)  $        888
                                           ============   ============   ============   ============

EARNINGS FOR COMMON

Total reportable segment EBIT
 and other EBIT                            $      1,565   $         21   $        (28)  $        888
Foreign Currency Translation Gains/
 (Losses)                                             3              -              -              -
Interest Income                                      37              -              -              -
Interest Expense                                   (590)             -              -              -
Minority Interest - Interest Expense                 23              -              -              -
Income taxes on continuing operations              (323)            (8)            10           (329)
Discontinued operations, net of taxes                (1)             -              -              -
Trust Preferred/Preferred Dividends                  (4)             -              -              -
                                           ------------   ------------   ------------   ------------
Total Earnings for Common                  $        710   $         13   $        (18)  $        559
                                           ============   ============   ============   ============
EARNINGS PER SHARE, BASIC                  $       0.75   $       0.01   $      (0.02)  $       0.59
                                           ============   ============   ============   ============
EARNINGS PER SHARE, DILUTED                $       0.73   $       0.01   $      (0.02)  $       0.57
                                           ============   ============   ============   ============

Note 1 - Amounts for special items are entered net of minority interest

A - Gain on sale of investment in units of TEPPCO LP, $97 million, and TEPPCO GP, $791 million net of $343 million of minority interest

B - De-designation of hedges due to the anticipated transfer of a 19.7% interest in DEFS to ConocoPhillips. $125 million loss recorded in Impairment and other charges on the Consolidated Statements of Operations, reduced by $29 million of hedge settlements recorded in Non-regulated electric, natural gas liquids and other on the Consolidated Statements of Operations

C - Recorded in Gains (Losses) on Sales of Other Assets, net on the
    Consolidated Statements of Operations

D - Recorded in Operation, maintenance and other on the Consolidated
    Statements of Operations

E - Recorded in Non-regulated electric, natural gas liquids and other on the Consolidated Statements of Operations

Weighted Average Shares (reported and ongoing) - in millions

    Basic      941

    Diluted    977

DUKE ENERGY CORPORATION
ONGOING TO REPORTED EARNINGS RECONCILIATION
June 2005 Year-to-date
(Dollars in Millions)

                                                            Special Items (Note 1)
                                           ---------------------------------------------------------
                                                           MTM change
                                                             on de-
                                               Field       designated
                                              Services       Field
                                            hedge de-       Services
                                           designation,    hedges for                     Reported
                                                net        2005, net        Total         Earnings
                                           ------------   ------------   ------------   ------------
SEGMENT EARNINGS BEFORE
 INTEREST AND TAXES
 FROM CONTINUING OPERATIONS

Franchised Electric                        $          -   $          -   $          -   $        610

Gas Transmission                                      -              -              -            709

Field Services                                      (96)B            -            792          1,087

Duke Energy North America                             -              -             21            (91)

International Energy                                  -              -              -            154

Crescent                                              -              -              -             91
                                           ------------   ------------   ------------   ------------
    Total reportable segment EBIT                   (96)             -            813          2,560

Other                                                 -            (47)E          (75)          (257)
                                           ------------   ------------   ------------   ------------
    Total reportable segment EBIT
     and other EBIT                        $        (96)  $        (47)  $        738   $      2,303
                                           ============   ============   ============   ============

EARNINGS FOR COMMON

Total reportable segment EBIT and
 other EBIT                                $        (96)  $        (47)  $        738   $      2,303
Foreign Currency Translation Gains/
 (Losses)                                             -              -              -              3
Interest Income                                       -              -              -             37
Interest Expense                                      -              -              -           (590)
Minority Interest - Interest Expense                  -              -              -             23
Income taxes on continuing operations                36             16           (275)          (598)
Discontinued operations, net of taxes                 -              -              -             (1)
Trust Preferred/Preferred Dividends                   -              -              -             (4)
                                           ------------   ------------   ------------   ------------
Total Earnings for Common                  $        (60)  $        (31)  $        463   $      1,173
                                           ============   ============   ============   ============
EARNINGS PER SHARE, BASIC                  $      (0.05)  $      (0.03)  $       0.50   $       1.25
                                           ============   ============   ============   ============
EARNINGS PER SHARE, DILUTED                $      (0.06)  $      (0.03)  $       0.47   $       1.20
                                           ============   ============   ============   ============

Note 1 - Amounts for special items are entered net of minority interest

A - Gain on sale of investment in units of TEPPCO LP, $97 million, and TEPPCO GP, $791 million net of $343 million of minority interest

B - De-designation of hedges due to the anticipated transfer of a 19.7% interest in DEFS to ConocoPhillips. $125 million loss recorded in Impairment and other charges on the Consolidated Statements of Operations, reduced by $29 million of hedge settlements recorded in Non-regulated electric, natural gas liquids and other on the Consolidated Statements of Operations

C - Recorded in Gains (Losses) on Sales of Other Assets, net on the
    Consolidated Statements of Operations

D - Recorded in Operation, maintenance and other on the Consolidated
    Statements of Operations

E - Recorded in Non-regulated electric, natural gas liquids and other on the Consolidated Statements of Operations

Weighted Average Shares (reported and ongoing) - in millions

    Basic      941

    Diluted    977

Special items for the first quarter (as summarized in this earnings release) include:
/

                                              Pre-Tax         Tax          2005 EPS       2004 EPS
($ in Millions)                               Amount         Effect         Impact         Impact
----------------------------------------   ------------   ------------   ------------   ------------
First quarter 2005
Gain on sale of TEPPCO GP, net of
 minority interest of $343 million         $        791   $       (293)  $       0.52             --
Gain on sale of TEPPCO L.P. units                    97            (36)          0.07             --
Loss on de-designation of Field
 Services' hedges as a result of the
 announced transaction with
 ConocoPhillips                                    (118)            44          (0.08)            --
Mark-to-market losses on de-
 designated 2005 Field Services'
 hedges                                             (54)            19          (0.03)            --
Additional liabilities related to
 mutual insurance companies                         (28)            10          (0.02)            --
Gain on sale of Grays Harbor                         21             (8)          0.01             --

First quarter 2004
Gain on sale of the Asia Pacific
 Business                                  $        256   $        (18)            --   $       0.26
Net loss on sale of DENA assets,
 primarily anticipated sale of
 southeast U.S. plants                             (359)           126             --          (0.26)
Gains on sale of other assets,
 including Caribbean Nitrogen Co.                    14             (5)            --           0.01
Charge related to planned sale of
 Cantarell investment                               (13)             5             --          (0.01)

Total basic EPS impact                                                   $       0.47             --

SOURCE  Duke Energy
    -0-                             08/03/2005
    /CONTACT:     /
    /First Call Analyst: /
    /FCMN Contact:  /
    /Photo:  http://www.newscom.com/cgi-bin/prnh/20040414/DUKEENERGYLOGO
             AP Archive:  http://photoarchive.ap.org
             PRN Photo Desk, photodesk@prnewswire.com/
    /Company News On-Call: http://www.prnewswire.com/comp/257451.html/ /Web site: http://www.duke-energy.com
                http://www.duke-energy.com/investors/publications/gaap/